UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 AMENDMENT NO. 1


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) NOVEMBER 1, 2005

                              BRAVO RESOURCES LTD.
             (Exact name of registrant as specified in its charter)

           NEVADA                    333-106144            98-0392022
(State or other jurisdiction        (Commission           (IRS Employer
      of incorporation)             File Number)        Identification No.)

          #271 - 8623 GRANVILLE STREET, VANCOUVER, B.C. V6P 5A2 CANADA
               (Address of principal executive offices)(Zip Code)

        Registrant's telephone number, including area code (604) 628-0556

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT


On November 4, 2005, Bravo Resources Ltd., a Nevada corporation ("BVOL"), filed an 8-K disclosing execution of a Share Exchange Agreement (the "Share Exchange Agreement") with Woize Ltd., a United Kingdom company ("Woize"), St James's Square Nominees Limited, a private limited company registered in England ("St James"), Anders Halldin and Anders Forsberg. Upon closing, Woize will become a wholly owned subsidiary of BVOL. The transaction was originally scheduled to close on or before November 22, 2005. The Share Exchange Agreement was attached as Exhibit 2.1 to that 8-K.







Item 1.01 of this 8-K/A amends the November 4, 2005 8-K to disclose that on November 30, 2005, the Share Exchange Agreement was amended to extend the date of closing of the Share Exchange to December 16, 2005 ("Amendment No. 1"). Amendment No. 1 is attached hereto as Exhibit 2.1 and is incorporated by reference herein.



On December 1, 2005, the Company issued a press release announcing the above changes. The press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.


ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

REGULATION
S-K NUMBER                              DOCUMENT


    2.1        Share Exchange Agreement dated November 1, 2005.*
    2.2        Share Exchange Agreement Amendment No. 1 dated November 30, 2005.
   99.1        Press Release dated November 2, 2005.*
   99.2        Press Release dated December 1, 2005.
*Filed previously








                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BRAVO RESOURCES LTD.



December 2, 2005                        By: /s/ DANIEL SAVINO
                                           ------------------------------------
                                              Daniel Savino, President





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